UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2025 (March 21, 2025)

Argo Group International Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 7th Avenue

7th Floor

New York, New York 10018

(Address, Including Zip Code,

of Principal Executive Offices)

Registrant’s telephone number, including area code: (210) 321-8400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.500% Senior Notes due 2042 issued by Argo Group US, Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 7.00% Resettable Fixed Rate Preferred Stock, Series A, Par Value $1.00 Per Share	ARGO/PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2025, Jessica Buss notified Argo Group International Holdings, Inc. (the “Company”) of her resignation as Chief Executive Officer of the Company, effective immediately (the “Resignation”). Ms. Buss’ decision is not due to any disagreement with the Company or the Board of Directors of the Company (the “Board”) on any matter relating to the Company’s operations, policies or practices.

In connection with the Resignation and effective immediately, Christopher Donahue, the Company’s Chief Financial Officer, was appointed as the Chief Executive Officer of the Company, and David Chan, the Company’s Chief Accounting Officer, was appointed as the Chief Financial Officer of the Company (collectively, the “Appointments”).

In connection with Mr. Chan’s new role, the Company has entered into an offer letter with Mr. Chan, dated as of March 24, 2025 (the “CFO Offer Letter”), pursuant to which Mr. Chan is entitled to receive an annual base salary of $425,000 and a target annual bonus opportunity of 60% of his base salary. In addition, the CFO Offer Letter provides that Mr. Chan will receive, subject to approval by the Board, a long-term incentive award with a target grant date value of $2,500,000 under the Company’s executive long-term incentive compensation plan. There is no change to the material terms of the Company’s current employment agreements with Mr. Donahue.

Mr. Donahue, 38, joined the Company as Chief Financial Officer in December 2023. Prior to joining the Company, Mr. Donahue served as Vice President and Senior Vice President at Brookfield Wealth Solutions Ltd. (“Brookfield”) since February 2023. Prior to joining Brookfield, Mr. Donahue was Vice President in the Financial Institutions Group of Lazard, from April 2018 to September 2021, and an Investment Banking Associate in the Financial Institutions Group of Morgan Stanley, from August 2015 to March 2018. There are no arrangements or understandings between Mr. Donahue and any other persons pursuant to which Mr. Donahue was selected as Chief Executive Officer of the Company. Mr. Donahue does not have any family relationships with any of the Company’s directors or executive officers. Mr. Donahue does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Chan, 44, joined the Company as Chief Accounting Officer in February 2022. Prior to joining the Company, Mr. Chan was the North American Controller and Vice President, Finance at AmTrust Financial Services from May 2017 to February 2022, where he was responsible for the overall accounting and financial reporting function and also led SOX remediation work. Earlier in his career, Mr. Chan worked at Moody’s in the Accounting Specialist Group as Vice President and Senior Accounting Analyst, supporting the global insurance practice from April 2015 to May 2017, served as a Director and Accounting Specialist at S&P Ratings Services from July 2013 to April 2015, and was employed at PricewaterhouseCoopers LLC in accounting roles of increasing responsibility from August 2004 to July 2013, where he spent over nine years in the assurance sector focused primarily on large public insurance companies. There are no arrangements or understandings between Mr. Chan and any other persons pursuant to which Mr. Chan was selected as Chief Financial Officer of the Company. Mr. Chan does not have any family relationships with any of the Company’s directors or executive officers. Mr. Chan does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the CFO Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CFO Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On March 24, 2025, the Company issued a press release announcing certain management changes, including the Resignation and the Appointments, as described above. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

This Item 7.01 and Exhibit 99.1 are furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
10.1	Offer Letter, by and between Argo Group International Holdings, Inc. and David Chan, dated March 24, 2025.
99.1	Press Release issued by Argo Group International Holdings, Inc., dated March 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2025	ARGO GROUP INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Michael Tiliakos
		Name:	Michael Tiliakos
		Title:	General Counsel and Secretary

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